                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Temple-Inland Inc. of our report dated January 31, 1997, included in the 1996 Annual Report to Shareholders of Temple-Inland Inc.

     We consent to the incorporation by reference in each of the following Registration Statements filed by Temple-Inland Inc. and in each related Prospectus of our report dated January 31, 1997, with respect to the consolidated financial statements of Temple-Inland Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 28, 1996, and our report dated January 31, 1997, with respect to the financial statement schedule included in this Annual Report (Form 10-K) for the year ended December 28, 1996.

         REGISTRATION
         STATEMENT NO.                                PURPOSE
         -------------                                -------
         No. 2-88202              Post-Effective Amendment Number 3 on Form S-8
         No. 33-23132             Registration Statement on Form S-8
         No. 33-25650             Post-Effective Amendment Number 1 on Form S-8
         No. 33-27286             Post-Effective Amendment Number 1 on Form S-8
         No. 33-32124             Post-Effective Amendment Number 2 on Form S-8
         No. 33-43802             Registration Statement on Form S-8
         No. 33-48034             Registration Statement on Form S-8
         No. 33-54388             Registration Statement on Form S-8
         No. 33-63104             Registration Statement on Form S-8
         No. 333-21937            Registration Statement on Form S-4

                                            /s/  ERNST & YOUNG LLP

Houston, Texas
March 13, 1997